UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
May 12, 2017

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
275 Kennedy Drive South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 12, 2017, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of October 22, 2016 (the “Merger Agreement”), by and between Community Bank System, Inc. (“Community Bank System”) and Merchants Bancshares, Inc. (“Merchants”), the merger of Community Bank System and Merchants (the “Merger”), in which Merchants merged with and into Community Bank System, with Community Bank System as the surviving corporation, became effective.

Under the terms of the Merger Agreement, Merchants stockholders were entitled to elect the form of merger consideration to be received in the transaction. Each stockholder who submitted a completed Letter of Election and Transmittal prior to the election deadline of May 9, 2017 had the ability to elect to receive, for each share of Merchants common stock, par value $0.01 per share (“Merchants Common Stock”), either (i) $40.00 in cash (the “Cash Consideration”), (ii) 0.9630 shares of Community Bank System common stock, par value $1.00 per share (“Community Common Stock”), and cash in lieu of fractional shares, if any (the “Stock Consideration”), or (iii) a combination of $12.00 in cash and 0.6741 shares of Community Common Stock, and cash in lieu of fractional shares, if any (the “Mixed Election Consideration,” and together with the Cash Consideration and the Stock Consideration, the “Merger Consideration”). Those stockholders that did not select an election preference or submit a properly completed election form within the required timeframe will receive the Mixed Election Consideration for each share of Merchants Common Stock they own. All elections were subject to certain allocation procedures to ensure that the aggregate amount of cash paid and shares of Community Common Stock issued in the merger as a whole are equal to the total amount of cash and number of shares of Community Common Stock that would have been paid and issued if all Merchants stockholders elected to receive the Mixed Election Consideration.

Immediately following the Merger, Merchants Bank, a wholly owned subsidiary of Merchants, merged with and into Community Bank, N.A. (“Community Bank”), a wholly owned subsidiary of Community Bank System, with Community Bank continuing as the surviving bank.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Trading in shares of Merchants Common Stock on the NASDAQ Global Select Market has been halted. As a consequence of the Merger, on May 12, 2017 Merchants requested that a Form 25 be filed with the SEC, to request the removal of the Merchants Common Stock from listing and registration on the NASDAQ Global Select Market and from registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Merchants intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of Merchants Common Stock under Section 12(g) of the Exchange Act and the suspension of Merchants’ reporting obligations under Sections 13 and 15(d) of the Exchange Act. The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

At the effective time of the Merger, shareholders of Merchants immediately prior to the completion of the Merger ceased to have any rights as shareholders of Merchants other than the right to receive the Merger Consideration in accordance with the Merger Agreement. The disclosure set forth in Item 2.01, Item 3.01 and Item 5.03 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The disclosure set forth in Item 2.01 and Item 5.02 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the effective time of the Merger, Merchants’ directors and executive officers ceased serving as directors and executive officers of Merchants.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the effective time of the Merger, Merchants’ amended certificate of incorporation and Merchants’ amended and restated bylaws ceased to be in effect by operation of law. Community Bank System’s certificate of incorporation and bylaws in effect immediately prior to the Effective Time are the certificate of incorporation and bylaws of Community Bank System (as the surviving corporation in the Merger).

The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is included with this report:

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of October 22, 2016, by and between Community Bank
System, Inc. and Merchants Bancshares, Inc. (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by Merchants Bancshares, Inc. on October 24, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Community Bank System, Inc. as successor by merger to Merchants Bancshares, Inc.
(registrant)
By:	/s/ George J. Getman
(Signature)
Name:	George J. Getman
Title:	Executive Vice President & General Counsel

Date: May 15, 2017